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                                                                    EXHIBIT 32
                         SALIVA DIAGNOSTIC SYSTEMS, INC.
                                 MARCH 31, 2003


CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. ss. 1350

     I, Leo Ehrlich, President and Chief Financial Officer of Saliva Diagnostic Systems, Inc., hereby certify, to my knowledge:

     (1) that the Quarterly Report on Form 10-QSB of Saliva Diagnostic Systems, Inc. for the quarterly period ended on March 31, 2003 filed with the Securities and Exchange Commission on the date hereof at File No. 0-21284 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

     (2) that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Saliva Diagnostic Systems, Inc.

The foregoing certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.

Dated:  April 15, 2004
                                       /s/ Leo Ehrlich
                                       -----------------------------------------
                                       Leo Ehrlich
                                       President & Chief Financial Officer